Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-60506, 333-60516, 333-105759, 333-160523, 333-160524, 333-182048, and 333-222290) and on Form S-3 (No. 333-274510) of our reports dated February 24, 2026, with respect to the consolidated financial statements of Stifel Financial Corp. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

St. Louis, Missouri

February 24, 2026